Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces Fourth Quarter and Fiscal 2014 Financial Results

Fiscal 2014 Recurring Revenues Increased 33%

Fiscal 2014 Subscription and Perpetual License Revenue Increased 43%

Burlington, Mass., December 29, 2014 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fourth quarter and fiscal year ended September 30, 2014.

“Fiscal 2014 was a transformational year for Bridgeline as we made increased investments in R&D, Sales, and infrastructure for our iAPPS co-managed network operations center”, said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer. “In Fiscal 2014 we achieved record new bookings. As we begin to deploy our record backlog in Fiscal 2015, we anticipate seeing continued strong growth in our recurring revenues and subscription license revenues, recognizing improvements to our gross profit. To enhance our Fiscal 2015 operating performance we will implement initiatives during our second quarter that are expected to help improve our gross margin by approximately $300 thousand dollars per quarter, or $1.2 million dollars on an annual basis. Additionally, we will reduce our operating expenses by approximately $500 thousand dollars per quarter, or $2 million dollars on an annual basis.”

Fourth Quarter Highlights:

●	Recurring revenue increased 20% in the fourth quarter to $1.8 million, compared to $1.5 million in the fourth quarter of 2013.

●	Subscription and perpetual license revenue increased 8% to $1.4 million in the fourth quarter, compared to $1.3 million in the fourth quarter of 2013.

●	Revenue from our non-iAPPS, or legacy business, decreased by approximately 31%, when compared to the fourth quarter of 2013.

●	Revenue for the fourth quarter of 2014 was $5.8 million, compared to $6.7 million in the fourth quarter of 2013.

Fiscal 2014 Highlights:

●	Subscription and perpetual license revenue increased 43% to $5.7 million in fiscal 2014, compared to $4 million in fiscal 2013.

●	Recurring revenue increased 33% in fiscal 2014 to $6.9 million, compared to $5.2 million in fiscal 2013.

●	Revenue from our core business increased 6%, to $20.3 million in fiscal 2014 compared to $19.1 million in fiscal 2013.

●	Revenue from our non-iAPPS, or legacy business, decreased by approximately 40%, when compared to Fiscal 2013.

●	New bookings increased to over $32M in fiscal 2014, compared to $26M in fiscal 2013.

●	Bridgeline Digital was honored with 27 industry related awards for iAPPS driven websites or web stores.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter and fiscal 2014 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Digital engagement services	$3,977	$4,971	$16,369	$18,585
Subscription and perpetual licenses	1,355	1,274	5,749	4,000
Managed service hosting	438	466	1,619	1,921
Total revenue	5,770	6,711	23,737	24,506

Cost of revenue:
Web application development services	2,528	2,548	10,231	10,114
Subscription and perpetual licenses	423	338	1,694	1,107
Managed service hosting	62	93	280	317
Total cost of revenue	3,013	2,979	12,205	11,538
Gross profit	2,757	3,732	11,532	12,968

Operating expenses:
Sales and marketing	1,958	2,326	7,988	8,593
General and administrative	1,084	1,034	4,392	4,474
Research and development	671	473	2,386	1,365
Depreciation and amortization	484	464	1,999	1,690
Total operating expenses	4,197	4,297	16,765	16,122
Loss from operations	(1,440)	(565)	(5,233)	(3,154)
Interest and other expense, net	(215)	(79)	(739)	(273)
Loss before income taxes	(1,655)	(644)	(5,972)	(3,427)
Provision for income taxes	163	61	243	171
Net loss	$(1,818)	$(705)	$(6,215)	$(3,598)

Net loss per share:
Basic and diluted	$(0.08)	$(0.04)	$(0.32)	$(0.23)
Number of weighted average shares outstanding:
Basic and diluted	21,643,806	17,525,722	19,689,930	15,558,244

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	September 30,	September 30,
	2014	2013
ASSETS
Current Assets:
Cash and cash equivalents	$1,256	$2,830
Accounts receivable and unbilled revenues, net	3,342	3,194
Prepaid expenses and other current assets	747	963
Total current assets	5,345	6,987
Equipment and improvements, net	2,175	3,065
Intangible assets, net	1,582	1,517
Goodwill	23,141	23,777
Other assets	1,317	1,631
Total assets	$33,560	$36,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,126	$1,746
Accrued liabilities	957	1,093
Accrued earnouts, current	487	561
Debt, current	985	1,165
Capital lease obligations, current	364	397
Deferred revenue	1,990	1,960
Total current liabilities	5,909	6,922
Accrued earnouts, net of current portion	381	950
Debt, net of current portion	5,935	4,725
Capital lease obligations, net of current portion	247	544
Other long term liabilities	1,155	1,088
Total liabilities	13,627	14,229

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 21,942,912 and 18,313,765 shares issued and outstanding, respectively	22	18
Additional paid-in-capital	47,773	44,206
Accumulated deficit	(27,529)	(21,314)
Accumulated other comprehensive loss	(333)	(162)
Total stockholders' equity	19,933	22,748
Total liabilities and stockholders' equity	$33,560	$36,977

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(1,818)	$(705)	$(6,215)	$(3,598)
Amortization of intangible assets	157	120	655	511
Stock-based compensation	205	103	506	438
Non-GAAP adjusted net loss	$(1,456)	$(482)	$(5,054)	$(2,649)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.08)	$(0.04)	$(0.32)	$(0.23)
Amortization of intangible assets	0.01	0.01	0.03	0.03
Stock-based compensation	0.01	0.01	0.03	0.03
Non-GAAP adjusted net loss	$(0.06)	$(0.02)	$(0.26)	$(0.17)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(1,818)	$(705)	$(6,215)	$(3,598)
Provision for income tax	163	61	243	171
Interest expense, net	215	79	739	273
Amortization of intangible assets	157	120	655	511
Depreciation	302	344	1,282	1,179
EBITDA	(981)	(101)	(3,296)	(1,464)
Other amortization	174	113	549	314
Stock-based compensation	205	103	506	438
Adjusted EBITDA	$(602)	$115	$(2,241)	$(712)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.08)	$(0.04)	$(0.32)	$(0.23)
Provision for income tax	0.01	-	0.01	0.01
Interest expense, net	0.01	-	0.04	0.02
Amortization of intangible assets	0.01	0.01	0.03	0.03
Depreciation	0.01	0.02	0.07	0.07
Other amortization	0.01	0.01	0.03	0.02
Stock-based compensation	0.01	-	0.03	0.03
Adjusted EBITDA	$(0.02)	$0.00	$(0.11)	$(0.05)